UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2021

IRONSTONE GROUP, INC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12346	95-2829956
(Commission File Number)	(IRS Employer Identification No.)
909 Montgomery Street, San Francisco, California	94133
(Address of Principal Executive Offices)	(Zip Code)

415-551-8600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03

On September 30, 2021 as part of bringing Ironstone Group, Inc. back into good standing in the State of Delaware where the Company is incorporated, Ironstone Group, Inc. changed its name to Ironstone Properties, Inc. During the time which Ironstone Group, Inc. was in “Void status” in the State of Delaware, another entity assumed the same name. The Board of Directors elected to rename the Company to “Ironstone Properties, Inc.” hence forth. As of September 30, 2021 Ironstone Properties, Inc. is in good standing with the Secretary of State of Delaware. The Company will continue to trade under the ticker symbol “IRNS”. Existing shares of formerly Ironstone Group Inc., are recognized as Ironstone Properties, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: October 14, 2021	By:	/s/ Eugene Yates
Name Eugene Yates
Title CFO